EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-155041) and Form S-8 (Nos. 33-63273, 33-54583, 333-58039, 333-100342, 333-147882, 333-49014, 333-49016 and 333-66415) of Dell Inc. (formerly Dell Computer Corporation) of our report dated March 26, 2009, except as to Notes 1 and 11 as to which the date is July 8, 2009, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting of Dell Inc., which appears in this Current Report on Form 8-K of Dell Inc. dated July 8, 2009.
/s/ PRICEWATERHOUSECOOPERS LLP
Austin, Texas
July 8, 2009

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